Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined consolidated financial information has been prepared to illustrate the effect of Intrexon Corporation’s (“Intrexon”) acquisition of Trans Ova Genetics, L.C. (“Trans Ova”).

The historical financial information has been adjusted to give effect to pro forma events that are directly attributable to the acquisition and factually supportable. The unaudited pro forma condensed combined consolidated statement of operations for the year ended December 31, 2013 and for the six months ended June 30, 2014 presents the results of operations of Intrexon and Trans Ova as if Intrexon’s acquisition of Trans Ova had been consummated on January 1, 2013. The unaudited pro forma condensed combined consolidated balance sheet is based on the individual historical consolidated balance sheets of Intrexon and Trans Ova as of June 30, 2014 and gives effect to the acquisition as if it had been consummated on June 30, 2014. The unaudited pro forma condensed combined consolidated financial statements show the impact on the combined statements of operations under the acquisition method of accounting under Financial Accounting Standards Board Accounting Standard Codification 805, Business Combinations, with Intrexon treated as the acquirer. Under the acquisition method of accounting, the total purchase price is allocated to the assets acquired and liabilities assumed based on their estimated fair values as of the acquisition date. The excess of the purchase price over the amounts assigned to tangible or intangible assets acquired and liabilities assumed is recorded as goodwill.

The following unaudited pro forma condensed combined consolidated financial statements are presented for illustrative purposes only and do not purport to reflect the historical results that would have been obtained had Intrexon and Trans Ova been a combined company during the periods presented or the results the combined company may achieve in future periods. There were no material transactions between Intrexon and Trans Ova during the periods presented in the unaudited pro forma condensed combined consolidated financial statements that require elimination.

The unaudited pro forma condensed combined consolidated financial information is derived from and should be read in conjunction with the historical financial statements and related notes included elsewhere in this Form 8-K/A and our historical filings.

The following unaudited pro forma condensed combined consolidated financial statements should be read in conjunction with:

•	the accompanying notes to the unaudited pro forma condensed combined consolidated financial statements;

•	the historical consolidated financial statements of Intrexon as of and for the year ended December 31, 2013 included in its Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 31, 2014 and Intrexon’s historical consolidated financial statements for the six months ended June 30, 2014 included in its Form 10-Q filed with the SEC on August 14, 2014; and

•	the historical consolidated financial statements of Trans Ova as of and for the periods ended June 30, 2014 and December 31, 2013 included in this Form 8-K/A.

Unaudited Pro Forma Condensed Combined Consolidated Statement of Operations

For the Six Month Period Ended June 30, 2014

(Thousands of dollars, except per share data)

	Intrexon	Trans Ova	Pro Forma Adjustments	Footnotes	Pro Forma Combined
Revenues:
Collaboration revenues	$19,601	$—	$—		$19,601
Product sales*	9	19,377	—		19,386
Services revenues	—	17,591	—		17,591
Other revenues*	31	513	—		544

Total revenues	19,641	37,481	—		57,122

Operating expenses:
Cost of product sales*	85	15,972	(83)	(A), (B)	15,974
Cost of services	—	9,852	(11)	(A), (B)	9,841
Research and development*	26,493	845	462	(A), (B)	27,800
Selling, general and administrative*	29,017	6,221	919	(A), (B), (C)	36,157

Total operating expenses	55,595	32,890	1,287		89,772

Operating income (loss)	(35,954)	4,591	(1,287)		(32,650)
Other income (expense):
Unrealized depreciation in fair value of equity securities	(11,855)	—	—		(11,855)
Other income, net	37	356	—		393

Total other income (expense)	(11,818)	356	—		(11,462)

Equity in net loss of affiliates	(1,891)	—	—		(1,891)

Income (loss) before tax	(49,663)	4,947	(1,287)		(46,003)
Income tax expense	(23)	—	(55)	(D)	(78)

Net income (loss)	(49,686)	4,947	(1,342)		(46,081)
Net loss attributable to the noncontrolling interest	1,758	140	166	(A), (B)	2,064

Net income (loss) attributable to Intrexon	$(47,928)	$5,087	$(1,176)		$(44,017)

Net income (loss) attributable to common shareholders per share, basic and diluted	$(0.49)				$(0.44)

Weighted average shares outstanding, basic and diluted	98,113,493		1,444,388		99,557,881

*	Please see Note 2 to these unaudited pro forma condensed combined consolidated financial statements.

Unaudited Pro Forma Condensed Combined Consolidated Statement of Operations

For the Year Ended December 31, 2013

(Thousands of dollars, except per share data)

	Intrexon	Trans Ova	Pro Forma Adjustments	Footnotes	Pro Forma Combined
Revenues:
Collaboration revenues	$23,525	$—	$—		$23,525
Product sales*	164	33,409	—		33,573
Services revenues	—	28,789	—		28,789
Other revenues*	71	1,033	—		1,104

Total revenues	23,760	63,231	—		86,991

Operating expenses:
Cost of product sales*	22	32,209	(115)	(A), (B)	32,116
Cost of services	—	16,657	151	(A), (B)	16,808
Research and development*	48,143	1,466	921	(A), (B)	50,530
Selling, general and administrative*	33,618	9,382	2,491	(A), (B)	45,491

Total operating expenses	81,783	59,714	3,448		144,945

Operating income (loss)	(58,023)	3,517	(3,448)		(57,954)
Other income:
Unrealized appreciation in fair value of equity securities	10,443	—	—		10,443
Other income, net	7,278	882	—		8,160

Total other income	17,721	882	—		18,603

Equity in net loss of affiliates	(606)	(40)	—		(646)

Income (loss) before tax	(40,908)	4,359	(3,448)		(39,997)
Income tax expense	—	—	—		—

Net income (loss)	(40,908)	4,359	(3,448)		(39,997)
Net loss attributable to the noncontrolling interest	1,928	506	329	(A), (B)	2,763

Net income (loss) attributable to Intrexon	$(38,980)	$4,865	$(3,119)		$(37,234)

Accretion of dividends on redeemable convertible preferred stock	(18,391)	—	—		(18,391)

Net income (loss) attributable to common shareholders	$(57,371)	$4,865	$(3,119)		$(55,625)

Net income (loss) attributable to common shareholders per share, basic and diluted	$(1.40)				$(1.31)

Weighted average shares outstanding, basic and diluted	40,951,952		1,444,388		42,396,340

*	Please see Note 2 to these unaudited pro forma condensed combined consolidated financial statements.

Unaudited Pro Forma Condensed Combined Consolidated Balance Sheet

At June 30, 2014

(Thousands of dollars)

	Intrexon	Trans Ova	Pro Forma Adjustments	Footnotes	Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$74,505	$1,029	$(63,165)	(E)	$12,369
Short-term investments	101,046	—	—		101,046
Receivables
Trade, less allowance for doubtful accounts	806	16,825	—		17,631
Related parties	8,304	—	—		8,304
Other	698	—	—		698
Inventory	—	18,251	975	(F)	19,226
Prepaid expenses and other current assets	2,944	286	—		3,230

Total current assets	188,303	36,391	(62,190)		162,504

Long-term investments	73,545	—	—		73,545
Equity securities	134,895	—	—		134,895
Property, plant and equipment, net	17,389	14,017	4,528	(G)	35,934
Intangible assets, net	45,406	746	23,354	(H)	69,506
Goodwill*	34,865	42	64,519	(I)	99,426
Investments in affiliates	4,997	—	—		4,997
Other assets*	1,137	312	—		1,449

Total assets	$500,537	$51,508	$30,211		$582,256

Liabilities and Total Equity (Deficit)
Current liabilities:
Accounts payable	$1,799	$4,088	$—		$5,887
Accrued compensation and benefits*	4,094	1,175	—		5,269
Other accrued liabilities*	3,998	722	762	(C)	5,482
Deferred revenue*	10,706	2,351	—		13,057
Lines of credit	—	3,874	—		3,874
Current portion of long-term debt*	—	770	(213)	(J)	557
Current portion of deferred consideration	—	—	6,686	(E)	6,686
Related party payables	95	—	—		95

Total current liabilities	20,692	12,980	7,235		40,907

Long term debt, net of current portion	2,001	11,503	(2,905)	(J)	10,599
Deferred consideration, net of current portion	—	—	13,429	(E)	13,429
Deferred revenue	88,747	—	—		88,747
Other long-term liabilities	731	—	—		731

Total liabilities	112,171	24,483	17,759		154,413

Total equity:
Common stock, no par value	—	—	—		—
Additional paid-in capital	797,516	26,750	6,052	(E), (K)	830,318
Accumulated deficit	(424,342)	—	(762)	(C)	(425,104)
Accumulated other comprehensive income	81	—	—		81

Total Intrexon shareholders’ equity	373,255	26,750	5,290		405,295
Noncontrolling interests	15,111	275	7,162	(L)	22,548

Total equity	388,366	27,025	12,452		427,843

Total liabilities and total equity	$500,537	$51,508	$30,211		$582,256

*	Please see Note 2 to these unaudited pro forma condensed combined consolidated financial statements.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Note 1 – Basis of Pro Forma Presentation

Effective August 8, 2014 (the “Closing Date”), Intrexon acquired 100% of the membership interests of Trans Ova pursuant to an Amended and Restated Membership Interest Purchase Agreement (the “Purchase Agreement”) dated as of August 8, 2014. The consideration paid at closing consisted of $60.0 million in cash and the issuance of 1,444,388 shares of Intrexon common stock. In addition, $20.0 million in deferred cash is payable in three equal installments upon the first, second and third anniversaries of the Closing Date. The Purchase Agreement also provides for (i) the payment of $3.2 million to former equity holders of Trans Ova representing the aggregate amount of certain debts, together with accrued interest, owed by Trans Ova to governmental entities at the Closing Date that was forgiven by the relevant governmental entities; and (ii) the payment to such former equity holders of a portion of certain cash proceeds in the event there is an award under currently pending litigation matters to which Trans Ova is a party, the fair value of which Intrexon has preliminarily estimated to be $0.

The unaudited pro forma condensed combined consolidated statements of operations for the six months ended June 30, 2014 and for the year ended December 31, 2013 give effect to the acquisition as if it were completed on January 1, 2013. The unaudited pro forma condensed combined consolidated balance sheet as of June 30, 2014 gives effect to the acquisition as if it were completed on June 30, 2014.

The unaudited pro forma condensed combined consolidated financial statements have been derived from the historical consolidated financial statements of Intrexon and historical consolidated financial statements of Trans Ova. Assumptions and estimates underlying the unaudited pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma condensed combined consolidated financial statements. Because the unaudited pro forma condensed combined consolidated financial statements have been prepared based upon preliminary estimates, the final amounts recorded at the date of the acquisition may differ materially from the information presented. These estimates are subject to change pending further review of the assets acquired and liabilities assumed.

The acquisition is reflected in the unaudited pro forma condensed combined consolidated financial statements as being accounted for based on the guidance provided by accounting standards for business combinations. Under the acquisition method of accounting, the total estimated purchase price is allocated as described in Note 3. In accordance with accounting guidance for business combinations, the assets acquired and the liabilities assumed have been measured at fair value. The fair value measurements use estimates based on key assumptions of the acquisition, and historical and current market data. The pro forma adjustments included herein may be revised as additional information becomes available and as additional analyses are performed. The purchase price allocation is considered preliminary and the final amounts recorded may differ materially from the information presented. Management expects the purchase price allocation to be finalized by the first quarter of 2015. The unaudited pro forma condensed combined consolidated financial statements do not reflect the effect of any regulatory actions that may impact the pro forma financial statements when the acquisition is completed.

For the purpose of measuring the estimated fair value of the assets acquired and liabilities assumed, Intrexon has applied the accounting guidance for fair value measurements. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

Note 2. Accounting Policy Changes and Reclassifications

Intrexon performed certain procedures for the purpose of identifying any material differences in the presentation of financial information between Intrexon and Trans Ova, and whether any reclassifications would be required in connection with preparing uniform financial statements. Preliminary procedures performed by Intrexon have involved a review of Trans Ova’s historical financial statements, the summary of significant accounting policies contained in Trans Ova’s financial statements and preliminary discussion with Trans Ova management regarding Trans Ova’s presentation of financial information. While Intrexon expects to engage in additional discussions with Trans Ova’s management, the preliminary procedures performed have identified insignificant changes in the presentation of certain financial statement line items as discussed below. Differences between these preliminary procedures and the final accounting may occur and these differences could have a material impact on the accompanying unaudited pro forma condensed consolidated combined financial statements.

The historical consolidated financial statements of Trans Ova and Intrexon presented herein have been adjusted by condensing certain insignificant line items, reclassifying or expanding certain line items in order to conform certain Trans Ova line items to Intrexon’s financial statement presentation, and reclassifying or expanding certain line items to present disaggregated information concerning Intrexon in conformity with certain Trans Ova line items. Line items that have been adjusted are denoted by an asterisk.

Note 3. Preliminary Purchase Price Allocation; Funding Sources and Uses

Preliminary Purchase Price Allocation

The estimated fair value of the consideration transferred is $116.1 million and consists of $63.2 million of cash, $32.8 million of shares of Intrexon common stock and $20.1 million of deferred cash. The estimated fair value of the noncontrolling interest in Trans Ova’s consolidated, majority-owned subsidiary is $7.4 million. The preliminary allocation of the consideration transferred and the fair value of the noncontrolling interest as of the acquisition date is as follows (in thousands):

Cash	$960
Accounts receivable, net	19,215
Inventory	17,256
Prepaid expenses and other current assets	589
Property, plant and equipment	18,545
Intangible assets	24,100
Other assets	147

Total assets	80,812
Accounts payable	4,563
Accrued expenses	3,603
Line of credit	4,091
Long-term debt	9,090

Total liabilities	21,347

Net assets acquired	59,465
Goodwill	64,054

Total consideration transferred and fair value of noncontrolling interest	$123,519

The above fair values of assets acquired, liabilities assumed, and the noncontrolling interest at the acquisition date are considered preliminary. The final fair values of assets acquired, liabilities assumed, and the noncontrolling interest could differ materially from the preliminary amounts presented in these unaudited pro forma condensed combined consolidated financial statements. A decrease in the fair value of assets acquired or an increase in the fair value of liabilities assumed in the acquisition from those preliminary valuations presented in these unaudited pro forma condensed combined consolidated financial statements would result in a dollar-for-dollar corresponding increase in the amount of goodwill. In addition, if the value of the acquired assets is higher than the preliminary indication, it may result in higher amortization and depreciation expense than is presented in these unaudited pro forma condensed combined consolidated financial statements.

Funding Sources and Uses

The acquisition was funded at closing out of our cash reserves and through the issuance of shares of Intrexon common stock. We expect to fund the remainder of the payments due in connection with the acquisition out of Intrexon’s cash reserves or through debt or equity financing.

Note 4 – Pro Forma Adjustments

(A) This pro forma adjustment represents the change in amortization expense associated with acquired intangible assets, based on the preliminary estimated fair value of $24.1 million. The intangible assets have estimated useful lives of between three and nine years.

(B) This pro forma adjustment represents the change in depreciation expense associated with acquired property, plant and equipment, based on the preliminary estimated fair value of $18.5 million. Property, plant and equipment have estimated useful lives of between three and twenty years.

(C) For the unaudited pro forma condensed combined consolidated statement of operations for the six months ended June 30, 2014, this pro forma adjustment represents the removal of $0.3 million of expenses incurred associated with this acquisition. For the unaudited pro forma condensed combined consolidated balance sheet as of June 30, 2014, this pro forma adjustment represents the estimated accrual of $0.8 million additional expenses to complete this acquisition.

(D) This pro forma adjustment represents the change in tax expense as a result of increased consolidated taxable net income for the six months ended June 30, 2014 and is determined based on the planned use of available loss carryforwards except for the amount subject to a 2% corporate alternative minimum tax rate.

(E) This pro forma adjustment represents the estimated fair value consideration of $63.2 million cash paid, $32.8 million of Intrexon common stock issued, and $20.1 million of deferred cash payments to acquire Trans Ova. This pro forma adjustment does not reflect cash that will be paid for accrued acquisition related expenses of $1.1 million.

(F) This pro forma adjustment represents the preliminary estimated fair value of inventory acquired from Trans Ova. Inventory consists of livestock, feed, supplies and work in process and the adjustment is associated with adjusting livestock and feed inventory to market value at the acquisition date.

(G) This pro forma adjustment represents the change in property, plant and equipment as a result of the preliminary estimated fair value of $18.5 million. Property, plant and equipment consist of land, buildings, leasehold improvements, equipment and fixtures, vehicles, land improvements and construction in progress. Property, plant and equipment have estimated useful lives of between three and twenty years.

(H) This pro forma adjustment represents the change in intangible assets as a result of the preliminary estimated fair value of $24.1 million. Intangible assets include customer relationships, know-how and developed technology, and trade names. These assets have estimated useful lives of between three and nine years.

(I) This pro forma adjustment reflects the change in goodwill as a result of the preliminary estimate of the excess of the purchase price paid over the fair value of Trans Ova assets acquired, liabilities assumed and noncontrolling interest.

(J) This pro forma adjustment represents the $3.2 million reduction of long-term debt representing amounts owed by Trans Ova to government entities that were forgiven by the relevant government entities and the amount of which forgiven debt was paid by Intrexon to the former equity holders of Trans Ova.

(K) This pro forma adjustment reflects the elimination of Trans Ova’s $26.8 million historical equity balance.

(L) This pro forma adjustment reflects the change in the value of the noncontrolling interest of Trans Ova’s consolidated, majority-owned subsidiary as a result of the preliminary estimated fair value of $7.4 million.